                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated July 21, 2005, relating to the financial statements and financial highlights which appear in the May 31, 2005
Annual Reports to Shareholders of the Arizona Municipal Bond Fund, Florida
Municipal Bond Fund, High-Yield Municipal Fund, Tax-Free Bond Fund and Tax-Free
Money Market Fund, which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial
Statements" in such Registration Statement.

Kansas City, Missouri
March 3, 2006